DHI Group, Inc. Appoints Greg Schippers as Chief Financial Officer and Jack Connolly as Chief Legal Officer

CENTENNIAL, Colo, January 30, 2025 -- DHI Group, Inc. (NYSE: DHX) ("DHI" or the "Company") today announced its board of directors has approved the appointments of Greg Schippers as Chief Financial Officer and Jack Connolly as Chief Legal Officer.

Mr. Schippers has been serving as Interim Chief Financial Officer since November 2024. He has overall responsibility for the financial organization including financial planning, accounting, financial reporting, investor relations, treasury, internal audit and tax. Mr. Schippers joined DHI in 2014 as Vice President of Finance and Controller, taking on increasing responsibility during his tenure.

Mr. Connolly has previously served as General Counsel since May 2023, joining DHI in July 2018 as in-house corporate attorney. He’s responsible for managing all legal affairs, including intellectual property, mergers and acquisitions, strategic alliances, corporate securities, litigation and employment law, and data privacy, as well as supervising outside counsel.

“Greg's sharp analytical skills, attention to detail, and commitment to transparency make him an excellent choice for the position of Chief Financial Officer and DHI has benefited from his exceptional financial expertise over the last 10 years,” said Art Zeile, Chief Executive Officer. “Jack has been a strategic business partner to me during his tenure. He applies his unique blend of legal expertise, strategic vision and leadership, ensuring legal considerations are embedded in key decisions and long-term strategy. I am confident in both Greg’s and Jack’s abilities and look forward to their continued success in these roles.”

Effective January 28, 2025, with these appointments, Mr. Schippers and Mr. Connolly become subject to Section 16a of the Securities Exchange Act of 1934.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI's two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company's patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

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